Exhibit 32.1
TWIN RIVER WORLDWIDE HOLDINGS, INC.
CERTIFICATION
In connection with the Quarterly Report of Twin River Worldwide Holdings, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2019 as filed with the Securities and Exchange Commission (the "Report"), I, George T. Papanier, President and Chief Executive Officer of the Company, hereby certify as of the date hereof, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:	August 12, 2019	By:	/s/ GEORGE T. PAPANIER
George T. Papanier
President and Chief Executive Officer
(Principal Executive Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.